Exhibit 23.02

Rotenberg & Company, LLP
Certified Public Accountants and Consultants

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Island Critical Care Corp.
Palm Beach, Florida

We consent to the incorporation by reference in this Registration Statement of
Island Critical Care Corp. on Form S-8 of our audit report dated May 9, 2001 of
Island Critical Care Corp. for the years ended March 31, 2001 and 2000 and to the reference to us under the heading Experts in this Registration Statement.

/s/ Rotenberg & Company, LLP
    Rotenberg & Company, LLP
    Rochester, New York
    April 15, 2002